EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105766, No. 333-34364, No. 333-46458, No. 333-145045), the Registration Statements on Form S-8 (No. 333-147125, No. 333-147124, No. 333-145046, No. 333-145044, No. 333-140917, No. 333-138422, No. 333-132226, No. 333-127322, No. 333-126581, No. 333-120999, No. 333-118093, No. 333-118088, No. 333-118067, No. 333-112596, No. 333-109914, No. 333-104137, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-76995, No. 333-79675, No. 333-80227, No. 333-81635, No. 333-83770, No. 333-89948, No. 333-93497), and the Registration Statement on Form S-4 (No. 333-62694) of Yahoo! Inc. of our report dated February 27, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Pricewaterhouse Coopers LLP
San Jose, California
February 27, 2008